GATELY & ASSOCIATES, LLC                                    1248 Woodridge Court
------------------------                             Altamonte Springs, FL 32714
Certified Public Accountants                            Telephone:  407-341-6942
                                                        Telefax:    407-540-9612


March 17, 2005

United States Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

To Whom It May Concern:

We have read Item 4 of Amendment No. 1 to Form 8-K dated March 17, 2005 of Roanoke Technology Corporation and are in agreement with the statements contained therein. Our review report expressed a going concern. We have no basis to agree or disagree with other statements of the registrant contained in the Form 8-K.

Very truly yours,

/s/ Gately & Associates, LLC